Exhibit-(a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY FOR

NETRO CORPORATION

Offer to Purchase for Cash 23,000,000 Shares of its

Common Stock, Par Value $0.001 Per Share
(Including the Associated Preferred Stock Purchase Rights)
at a Purchase Price not in Excess of $4.00
Nor Less Than $3.50 Per Share

       As set forth in Section 3 of the offer to purchase, dated July 19, 2002, this notice of guaranteed delivery, or a facsimile hereof, must be used to accept the tender offer if:

      (a) certificates representing shares of common stock, par value $0.001 per share, of Netro Corporation, a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the offer to purchase); or

      (b) the procedure for book-entry transfer cannot be completed before the “expiration date” (as defined in Section 1 of the offer to purchase); or

      (c) time will not permit a properly completed and duly executed letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

      This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the offer to purchase.

The Depositary for the tender offer is:

American Stock Transfer & Trust Company

By Registered or Certified Mail, Hand or Overnight Courier: American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038	By Facsimile Transmission: (for eligible institutions only) (718) 234-5001 For Confirmation Call: (718) 921-8200

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA THE FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO NETRO, THE DEALER MANAGER OF THE TENDER OFFER OR THE INFORMATION AGENT OF THE TENDER OFFER WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

      This notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders the above described shares (including the associated preferred stock purchase rights) to Netro at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged. Unless the context requires otherwise, all references to shares herein shall include the associated preferred stock purchase rights.

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the letter of transmittal)

      By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Netro for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the offer to purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED
☐  $3.50

☐  $3.60

☐  $3.70

☐  $3.80

☐  $3.90

☐  $4.00

OR

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(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

   By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Netro in accordance with the terms of the tender offer.

☐	The undersigned wants to maximize the chance of having Netro purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Netro in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.50.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

Number of Shares Tendered

Certificate Numbers (if available and applicable)

If shares will be delivered by book-entry transfer,
the Account Number

SIGN HERE

Signature and Date

Name(s) of Record Holder(s) (Please Print)

Address

Zip Code

(Area Code and Telephone Number)

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS OF THE DATE HEREOF.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	2002

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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